Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Plan Administrator

Associated Banc-Corp 401(k) & Employee Stock Ownership Plan:

We consent to the incorporation by reference in the registration statement (no. 33-54658) on Form S-8 of Associated Banc-Corp of our report dated June 28, 2013, relating to the financial statements and supplemental schedule of the Associated Banc-Corp 401(k) & Employee Stock Ownership Plan, included in this Annual Report on Form 11-K of the Associated Banc-Corp 401(k) & Employee Stock Ownership Plan for the year ended December 31, 2012.

/s/ Schenck SC

Certified Public Accountants

Green Bay, Wisconsin

June 28, 2013